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                                EXHIBIT (5)(c)
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                         FORM OF APPLICATION FOR THE
                  RETIREMENT INCOME BUILDER VARIABLE ANNUITY.
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RETIREMENT INCOME BUILDER/(R)/ VARIABLE ANNUITY

Issued by: PFL Life Insurance Company ("PFL Life") . 4333 Edgewood Road N.E., Cedar Rapids, IA 52499-0001 . Policyholder Service: 800-525-6205
Mail the application and a check payable to: PFL Life Insurance Company . 4333 Edgewood Road N.E., Cedar Rapids, IA 52499-0001, Attn: Variable Annuity Dept.

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1. OWNERSHIP INFORMATION
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OWNER(S)              Name______________________________________________      [_] M   [_] F   Birthdate    _______/_________/______
If the owner is a
Trust, please         Address_____________________________________________________________________________________________________
provide verification                Street                City                                     State               Zip
of trustees.          Soc. Sec. No._____________________________________      Phone No.___________________________________________

                      Name______________________________________________      [_] M   [_] F  Birthdate    _______/_________/______

                      Address_____________________________________________________________________________________________________
                                    Street                City                                     State               Zip
                      Soc. Sec. No._____________________________________      Phone No.___________________________________________
 . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
ANNUITANT             Name______________________________________________      [_] M   [_] F  Birthdate    _______/_________/______
Leave this section
blank if Annuitant    Address_____________________________________________________________________________________________________
is same as sole                     Street                City                                     State               Zip
Owner                 Soc. Sec. No._____________________________________      Relationship to Owner ______________________________
                      . If you, the policy owner, have named someone other than yourself as the annuitant, please select one of the following regarding payment of the death proceeds. If neither is selected, the first option will be deemed in effect:
                        [_] At the named annuitant's death, I wish to become the annuitant and defer payment of death proceeds until my death.
                        [_] At the named annuitant's death, I wish to have the death proceeds paid to the named beneficiary.

                        Policy Owner Signature Required (when applicable):________________________________________________________
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
BENEFICIARY(IES)      Primary___________________________________________      Relationship to Owner ______________________________

                      Contingent________________________________________      Relationship to Owner ______________________________

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2. YOUR RETIREMENT INCOME BUILDER POLICY
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PREMIUM        Initial Premium $______________ (Min: $2000)
PAYMENT/
PLAN OPTIONS   Investment Allocation (whole % only, no fractions)
               Variable Options:                        PFL Life Fixed Rate Options:         Death Benefit Option
               -----------------                        ----------------------------         --------------------
               [_] VIP II: Asset Manager          .0%   [_] 1 Year for DCA only     .0%      (Select only one):
               [_] VIP II: Asset Manager - Growth .0%   (Must complete DCA form)             Your selection cannot be charged
               [_] VIP: Growth                    .0%   [_] 1 Year                  .0%      after the policy has been issued.
               [_] VIP II: Contrafund             .0%   [_] 3 Year                  .0%      If no option has been specified,
               [_] VIP II: Index 500              .0%   [_] 5 Year                  .0%      the contract will be issued with
               [_] VIP: Equity-Income             .0%   [_] 7 Year                  .0%      the option for return of premium
               [_] VIP: Overseas                  .0%   Total (all)                100%      less distributions (Option A).
               [_] VIP: High Income               .0%                                        [_] Option A - Return of premiums
               [_] VIP II: Investment Grade Bond  .0%   Note: Initial variable premium           paid less distributions taken.
               [_] VIP III: Growth Opportunities  .0%   payments will be invested in             Annual Mortality and Expense
               [_] VIP III: Growth & Income       .0%   the VIP Money Market Option              (M&E) risk fee and administrative
               [_] VIP III: Balanced Portfolio    .0%   for at least 14 days, or longer,         charge is 1.25%
               [_] VIP: Money Market              .0%   based on your state's "Right to      [_] Option B - 5% Annually Compounding
               Additional:_____________________   .0%   Cancel" period. See your policy          Death Benefit. Maximum issue age of
               Additional:_____________________   .0%   for details.                             80: Annual M&E risk fee and
                                                                                                 administrative charge is 1.10%.
                                                                                             [_] Option C - Annual Step-Up Death
                                                                                                 Benefit. Maximum issue age of 80:
                                                                                                 Annual M&E risk fee and
                                                                                                 administrative charge is 1.40%.
 ....................................................................................................................................
SPECIAL         Please initial one: I authorize my Registered Rep. and myself _________ or myself only ________ to make telephone
INSTRUCTIONS    transfer requests.  Registered Representative's Name _______________________________________
 ....................................................................................................................................
REPLACEMENT     Will this annuity replace or change any existing annuity or life insurance? [_] Yes [_] No (If Yes, complete the
INFORMATION     following.)
                Company __________________________________________  Policy No. ________________________________________
 ....................................................................................................................................
TAX QUALIFIED   [_] Yes  [_] No (If Yes, Complete the following.)           [_] Other Tax Qualified Plan ____________________(type)
PLAN            [_] IRA Rollover: $________ [_] IRA: $________ Yr. of Contribution: ___ [_] IRA Transfer [_] Qualified Plan Rollover
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3. IMPORTANT INFORMATION - PLEASE READ
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                .  I understand that Policy Values, when allocated to any of the variable options above are not guaranteed as to a fixed dollar amount.
                .  When funds are allocated to the Fixed Account Guarantee Periods, Policy Values under the policy may increase or decrease in accordance with the Excess Interest Adjustment prior to the end of the Guarantee Period.
                .  AZ, CA, ID, LA, NM, NV, TX, WA and WI: Spousal consent is required when the spouse is not designated a Policy
                   Owner and/or a Primary Beneficiary, and has purchased this annuity in, and/or resides in a community or marital property state, at the time of sale. By signing below, I (consenting spouse) understand and hereby give my consent for the Policy Owner to designate someone other than myself as Primary Beneficiary or Owner of the policy represented by this application.  I also understand that this designation may affect my community or marital rights to the proceeds of this policy.
                   I [_] was never married.  [_] am divorced  [_] My spouse is deceased.
                   Spouse's Signature ______________________________________________________ Date _______/ ___________/ ___________
                .  To the best of my knowledge and belief, my answers to the questions on this application are correct and true, and
                   I agree that this application becomes a part of the annuity policy when issued to me.  If this application is part of an instant issue policy, I acknowledge that I am in receipt of a complete copy of the policy provisions herewith.
                .  This application is subject to acceptance by PFL Life.  If this application is rejected for any reason, PFL Life will be liable only for return of premiums paid.
                .  Send me a copy of the Statement of Additional Information. [_]
                .  I am in receipt of a current prospectus for this variable annuity.
 ....................................................................................................................................
SIGNATURE(s)    I HAVE REVIEWED MY EXISTING ANNUITY COVERAGE AND FIND THIS POLICY IS SUITABLE FOR MY NEEDS.
                Signed at ______________________________________________________________________ Date ________/ _________/ _________
                                    City                               State
                Owner(s)__________________________________________________ Annuitant (if not Owner) _____________________________
 ....................................................................................................................................
AGENT USE       Do you have reason to believe the annuity applied for will replace or change any existing annuity or life insurance?
ONLY            [_] Yes  [_] No
                I HAVE REVIEWED THE APPLICANT'S EXISTING ANNUITY COVERAGE AND FIND THIS POLICY IS SUITABLE FOR HIS/HER NEEDS.
                Registered Rep./Licensed Agent (Please print) __________________________________ Signed ________________________
                Phone No. _____________________________ Soc. Sec. No. __________________________ PFL Agent # ___________________
                Firm Name _______________________________________ Firm Address _________________________________________________
 ....................................................................................................................................
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                SEE YOUR PROSPECTUS AND POLICY PROVISIONS FOR TERM EXPLANATIONS.